POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the person whose signature appears below hereby constitutes and appoints MALLARY REZNIK AND MANDA GHAFERI , or each of them, as his true and lawful attorneys-in fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any all capacities, to sign any and all amendments (including pre-and post-effective amendments) to the Registration Statements listed below, for which THE UNITED STATES LIFE INSURANCE COMPANY IN THE CITY OF NEW YORK serves as Depositor, and to file the same, with all exhibits thereto, and other documents in connection therewith, as fully to all intents as he might or could do in person, including specifically, but without limiting the generality of the foregoing, to (i) take any action to comply with any rules, regulations or requirements of the Securities and Exchange Commission under the federal securities laws; (ii) make application for and secure any exemptions from the federal securities laws; (iii) register additional annuity contracts under the federal securities laws, if registration is deemed necessary. The undersigned hereby ratifies and confirms all that said attorneys-in-fact and agents, or any of them, or their substitutes, shall do or cause to be done by virtue thereof.

REGISTRATION STATEMENTS:

Registrant Name	File Nos.
FS Variable Separate Account 811-08810	333-178845 333-178848 333-178842 333-178841 333-198224	333-178844 333-178849 333-178843 333-178854	333-178859 333-178857 333-178855 333-178850	333-178852 333-178853 333-178847 333-178846
FS Variable Separate Account One 811-06313	333-178861
FS Variable Separate Account Two 811-08624	333-178863
FS Variable Separate Account Five 811-08369	333-178860	333-178858	333-178862	333-178856
USL SEPARATE ACCOUNT USL B 811-04865-01	333-171493	333-171498	333-171497
USL SEPARATE ACCOUNT USL A 811-04865	333-171496 333-171499	333-171503 333-171495	333-171502 333-171500	333-171501
USL Separate Account VL-R 811-09359	333-149403 333-151575	333-79471 333-105246	333-57062 333-105762	333-137941
USL Separate Account VA-R 811-09007	333-63673	333-109499	333-63843

USL POA - 1

POWER OF ATTORNEY

Signature	Title	Date

/S/ KEVIN T. HOGAN KEVIN T. HOGAN	Director, Chairman, Chief Executive Officer, and President	April 12, 2018

/S/ KATHERINE A. ANDERSON KATHERINE A. ANDERSON	Director, Senior Vice President and Chief Risk Officer	April 16, 2018

/S/ ROBERT M. BEUERLEIN ROBERT M. BEUERLEIN	Director	April 15, 2018

/S/ WILLIAM J. CARR WILLIAM J. CARR	Director	April 12, 2018

/S/ THOMAS J. DIEMER THOMAS J. DIEMER	Director, Executive Vice President and Chief Financial Officer	April 16, 2018

/S/ DEBORAH A. GERO DEBORAH A. GERO	Director, Senior Vice President and Chief Investment Officer	April 17, 2018

/S/ MICHAEL P. HARWOOD MICHAEL P. HARWOOD	Director, Senior Vice President, Chief Actuary and Corporate Illustration Actuary	April 12, 2018

/S/ GLEN D. KELLER GLEN D. KELLER	Director	April 18, 2018

/S/ ALIREZA VASEGHI ALIREZA VASEGHI	Director, Managing Director and Chief Operating Officer, Institutional Markets	April 23, 2018

/S/ JANA W. GREER JANA W. GREER	Chief Executive Officer, Individual Retirement	April 17, 2018

/S/ STEPHEN A. MAGINN STEPHEN A. MAGINN	Senior Vice President and Chief Distribution Officer	April 20, 2018

/S/ DON W. CUMMINGS DON W. CUMMINGS	Senior Vice President and Controller	April 23, 2018

USL POA - 2